EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Energy Independence Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Independence Fund, Inc. for the period ended November 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Independence Fund, Inc. for the stated period.

/s/ P. Bradley Adams	/s/ Brent Behrens
P. Bradley Adams	Brent Behrens
Chief Executive Officer	Principal Financial Officer and Treasurer
Tortoise Energy Independence Fund, Inc.	Tortoise Energy Independence Fund, Inc.

Dated:	January 19, 2017

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Energy Independence Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.